UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 8, 2007, the Board of Directors of Encore Acquisition Company (“Encore”), after receiving the recommendation of its compensation committee, approved the grant of management incentive units to executive officers of Encore Energy Partners GP LLC (the “General Partner”), a wholly owned subsidiary of Encore and the general partner of Encore Energy Partners LP (the “Partnership”), as follows:

Number of
Management
Name and Title (1)	Incentive Units
I. Jon Brumley, Chairman of the Board	143,000
Jon S. Brumley, Chief Executive Officer and President	143,000
Robert C. Reeves, Senior Vice President, Chief Financial Officer and Treasurer	110,000
L. Ben Nivens, Senior Vice President and Chief Operating Officer	77,000
John W. Arms, Senior Vice President, Acquisitions	77,000

Total	550,000

(1)	The officers of the General Partner hold the same positions with Encore.
     These grants are intended to align the economic interests of the General Partner’s executives with the interests of the Partnership’s unitholders if and when the Partnership completes an initial public offering of common units representing limited partner interests in the Partnership.
     A management incentive unit is a limited partner interest in the Partnership that entitles the holder to an initial quarterly distribution of $0.35 (or $1.40 on an annualized basis) to the extent paid to its common unitholders and to increasing distributions upon the achievement of 10% compounding increases in its distribution rate to common unitholders. Management incentive units are convertible into the Partnership’s common units upon the occurrence of any of the following events:
•	a change-in-control (defined below);

•	at the option of the holder, when the Partnership’s aggregate quarterly distributions to common unitholders over four consecutive quarters are at least $2.05 per unit;

•	at the discretion of the General Partner’s conflicts committee, when the Partnership’s aggregate quarterly distributions to common unitholders over four consecutive quarters are equal to or greater than $2.74 per unit; and

•	the holder’s death or disability.
     Management incentive units vest, if at all, in three equal installments beginning on the closing of the initial public offering of the Partnership’s common units and on the first and second anniversary of such closing date. The holder of a management incentive unit will not have any voting rights with respect to that unit. The holder of a management incentive unit may transfer the unit to a permitted transferee, but such units are not otherwise transferable until such units convert into common units.
     If a holder ceases to be employed by Encore or its affiliates other than by reason of death, disability or a change in control, then the holder will continue to own the management incentive units to the extent vested, which will be subject to the same terms and conditions as if such employment had not ceased. After a holder ceases to be employed by Encore or its affiliates, the Partnership has the right, in its sole discretion, to convert the management incentive units to common units.
     The holder of a management incentive unit will initially be entitled to an annual distribution equal $1.40 per unit, which is equal to the annual distribution the Partnership initially intends to pay on each common unit.

     The following table sets forth the annualized distribution rate per management incentive unit for each target of common unit distribution growth:

Annualized Management Incentive Distributions
Distribution Summary
		Approximate
	Approximate	Annualized
	Annualized	Distribution Rate
	Distribution Rate	Per Management
Target	Per Common Unit	Incentive Unit
(a)	(b)	(c)
0	$1.40	$1.40
1	$1.54	$1.93
2	$1.69	$2.64
3	$1.86	$3.63
4	$2.05	$5.00
5	$2.25	$6.90
6	$2.49	$9.50
7	$2.74	$13.07

     A management incentive unit will initially be convertible into one common unit. The conversion rate per management incentive unit is equal to (x) the annualized distribution rate per management incentive unit immediately prior to conversion divided by (y) the annualized distribution rate per common unit. The actual number of common units issued to a holder of management incentive units upon conversion is designed to achieve “distribution parity” between the management incentive units being converted and the common units being received.
     If the Partnership makes distributions per common unit of at least $2.05 over a period of four consecutive quarters, then a holder of management units will have the option to convert his or her management incentive units into common units at a conversion ratio of 2.4414 common units per management incentive unit. If the Partnership makes distributions per common unit of at least $2.74 over a period of four consecutive quarters, then, at the discretion of the conflicts committee of the General Partner, all or any portion of the management incentive units may be converted into common units at a conversion ratio of 4.7684 common units per management incentive unit.
     The following table sets forth the approximate conversion rate per management incentive unit for each target of common unit distribution growth and the total number of management incentive units:

Annualized Management Incentive Units
Conversion Summary (Units)
	Approximate
	Annualized	Conversion Rate Per	Common Equivalent
	Distribution Rate	Management	Management
Target	Per Common Unit	Incentive Unit	Incentive Units
(a)	(b)	(c)(1)	(d)(2)
0	$1.40	1.0000	550,000
1	$1.54	1.2500	687,500
2	$1.69	1.5625	859,375
3	$1.86	1.9531	1,074,219
4	$2.05	2.4414	1,342,774
5	$2.25	3.0518	1,678,468
6	$2.49	3.8147	2,098,085
7	$2.74	4.7684	2,622,606

(1)	Calculated by dividing the annualized distribution rate per management incentive unit at each tier by the corresponding annualized distribution rate per common unit for such tier.

(2)	Calculated by multiplying the approximate conversion rate per management incentive unit (column (c) above) by 550,000.
     After the conversion of management incentive units after target 7 as described above, the Partnership will be entitled to issue an additional 550,000 management incentive units to persons selected by the conflicts committee of the General Partner. The new management incentive units will have an initial distribution rate of $2.74 per management incentive unit and an initial conversion rate of 1.0. The initial distribution rate and the conversion rate for the new management incentive units will increase in the same proportion as the initial distribution rate and the conversion rate on the initial management incentive units. The management incentive units will convert and the Partnership will be entitled to issue new management incentive units each time the distribution rate on the Partnership’s common units increases by 100%, subject to the approval of the conflicts committee of the General Partner.
     If the holder of a management incentive unit ceases to be an employee of Encore and its affiliates, and the management incentive units held by such person ultimately convert into common units as described above, then the management incentive units previously held by such person will be available for grant to another employee, subject to the approval of the conflicts committee.
     For purposes of the management incentive units, a change in control of the General Partner is defined as the occurrence of one or more of the following events:
•	a “Change in Control” as defined in Encore’s 2000 Incentive Stock Plan;

•	any person or group, other than Encore and its affiliates, becomes the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the General Partner or the Partnership;

•	the Partnership’s limited partners approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

•	the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any person other than the General Partner or an affiliate of the General Partner;

•	a transaction resulting in a person other than Encore Energy Partners GP LLC or one of its affiliates being the General Partner of the Partnership; or

•	a transaction resulting in the general partner of the Partnership ceasing to be an affiliate of Encore.
     This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of any offer to buy any securities of the Partnership, and there will not be any sale of any such securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: May 14, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer